                                                                    Exhibit 10.4


                   ADDENDUM TO STANDARD OFFICE BUILDING LEASE
                              BRANDYWINE CENTRE II

         Addendum made as of the 1st day of October, 2000, by and between Brandywine Centre II, Ltd., 505 South Flagler Drive, Suite 1325, West Palm Beach, Florida 33401 ("Lessor") and NewMax.Com, Inc., a Nevada corporation, 560 Village Boulevard, Suite 270, West Palm Beach, Florida 33409 ("Lessee") to the Standard Office Building Lease between Lessor and Lessee dated of even date herewith (the "Lease Agreement").

         The Lease Agreement between Lessor and Lessee is hereby amended as follows:

         1. Lessor warrants and represents to Lessee that (i) at the time of the commencement of the Term the Leased Premises (including, without limitation, all heating, ventilation and air conditioning systems, and other Building mechanical systems) shall be in good working order and repair, and (ii) the Leased Premises shall be suitable for general office purposes.

         2. Lessor shall maintain and keep in good order and repair (and shall put in repair when necessary) the walls, structure, foundation, roof, plumbing, electrical and heating, ventilation and air conditioning system of the Building; and equipment, fixtures and appurtenances to said systems, and the other installations serving more than one tenant in the Building. Landlord shall make all other repairs to the Leased Premises except those specifically required by the Lease Agreement to be made by the Lessee.

          3. Notwithstanding anything to the contrary in the Lease Agreement, the Lessee's pro rata share of expenses described in Section 3(D) shall be determined by a fraction the numerator of which shall be the square feet of Net Rentable Area of the Leased Premises and the denominator of which shall be the lower of the total net rentable area of the Building or the leased area of the Building, but never less than 58,805 square feet.

         4. Notwithstanding anything to the contrary in Article 3(C) of the Lease Agreement, it is the intention of the Lessor and the Lessee that the Lessor shall have the right to enter into an agreement with the owner of Brandywine Centre I to combine and share expenses and other costs physically common to both buildings, but not other common area and other costs and expenses of Brandywine Centre I.

         5. The Lessor shall include in the Building directory the name of the Lessee's president or another officer designated by the Lessee.

         6. Notwithstanding anything to the contrary in Article 14 of the Lease Agreement, the Landlord's rights set forth in that Article 14 shall be available only if the rent or the charges described therein shall remain due and unpaid for ten (10) days after the same shall become due and payable.

         7. The third paragraph of Article 15 is amended by adding, after the words "without any liability to the Lessor therefor", the words "provided that they do not substantially interfere with Lessee's quiet enjoyment of the Leased Premises or unless-in Lessor's sole determination an emergency situation exists which requires the Lessor to make alterations and repairs to the Building."

         8. Notwithstanding anything to the contrary in Article 19, it is the intention of the parties that Lessee shall have the obligation to deliver to the Lessor's mortgagee or trustee under a deed of trust a copy of any notice that Lessee delivers to Lessor, which notice alleges a default by Lessor under the Lease, provided that Lessor shall first have provided Lessee with the name and address of any such mortgagee or trustee. Also in Article 19, the following sentence shall be added to the end of Article 19: "Notwithstanding any such subordination, Lessee's right to occupy the Leased Premises shall continue in accordance with the Lease."

         9. Article 20 of the Lease shall be amended by adding, after the words "first obtained in each case" in the second line, the words 'which shall not be unreasonably withheld...".

         10. Article 30 of the Lease Agreement is deleted in its entirety.

         11. Notwithstanding anything to the contrary in Article 41 of the Lease Agreement, the Lessor's right to substitute space shall be limited to space in the Building. Lessor shall be liable for, and shall pay to Lessee on demand, all costs of Lessee's relocation.

         12. Notwithstanding anything to the contrary in Article 50 of the Lease Agreement, it is agreed that the covenants and representations made by the individual officer executing the Lease Agreement on behalf of the Lessee shall be deemed made only, and shall specifically be limited, to the Lessee, and further, that such individual shall not have any personal liability whatsoever for any reason to the Lessee or any other party under Article 50 or otherwise by reason of his execution of the Lease Agreement on behalf of the Lessee.

         In the event of any conflict between the provisions of this Addendum and the Lease Agreement as originally executed by the parties, the provisions of this Addendum shall control.

         IN WITNESS WHEREOF, the parties have executed this Addendum to Standard Office Building Lease as of the _____ day of October, 2000.

WITNESS:                               LESSOR:


                                       BRANDYWINE CENTRE II, LTD.
                                       By:  Brandywine Trust, General Partner


------------------------------         -----------------------------------------
                                       Paul B. Hanna, Trustee


                                       LESSEE:


                                       NEWSMAX.COM, INC., a Nevada corp.



------------------------------         -----------------------------------------
                                       Christopher Ruddy, President

                              BRANDYWINE CENTRE II

                         STANDARD OFFICE BUILDING LEASE

         THIS LEASE AGREEMENT (sometimes hereinafter referred to as the "Lease") made and entered into this 1st day of October, 2000, by and between BRANDYWINE CENTRE II, LTD. (hereinafter called "LESSOR"), whose address for purposes hereof is 505 S. Flagler Drive, Suite 1325, West Palm Beach, Florida 33401 and NEWSMAX.COM, INC., a Nevada corporation (hereinafter called "LESSEE"). LESSEE'S address, for purposes hereof until commencement of the terms of this Lease, being 560 Village Boulevard, Suite 270, West Palm Beach, FL 33409 and thereafter being that of the "Building" (hereinafter defined), or such address as may be specified in writing by LESSEE.

                                   WITNESSETH

         1. LEASED PREMISES: Subject to and upon the terms, provisions, covenants and conditions hereinafter set forth, and each in consideration of the duties, covenants and obligations of the other hereunder, LESSOR does hereby lease, demise and let to LESSEE and LESSEE does hereby lease, demise and let from LESSOR those certain premises (hereinafter sometimes called the "Premises" or "Leased Premises") in that certain building (hereinafter sometimes referred to as Building II or "Building") which is part of BRANDYWINE CENTRE II, as hereinafter defined, located at 560 Village Boulevard, West Palm Beach, Florida, such Leased Premises being more particularly described as follows:

         1,100 square feet of Net Rentable Area (hereinafter defined) located on the 2nd floor of the Building as reflected on the floor plan of such Leased Premises, attached hereto as Exhibit A and made a part hereof.

         The terms "Net Rentable Area" as used herein, shall refer to all area measured from the outside surface of the outer glass or finished walls of the Building to the outside surface of the opposite outer wall, glass, or to the midpoint of the walls separating the Leased Premises of adjacent tenants. The term "Net Rentable Area" includes a pro rata share of all common facilities located on tenants floor such as, but not limited to, bathrooms, hallways and service facilities, their rent and expenses of which are to be shared by LESSEE proportionately. No deductions from Net Rentable Area are made for columns or projections necessary to the Building. The Net Rentable Area in the Leased Premises has been calculated on the basis of the foregoing definition and is hereby stipulated for all purposes hereof to be 1,100 square feet, whether the same should be more or less as a result of minor variations resulting from actual construction and completion of the Leased Premises for occupancy so long as such work is done substantially in accordance with the approved plans.

         2. TERM: This Lease shall be for a term of two (2) years, commencing on the 15th day of October 2000, and ending on the 14th day of October, 2002 (hereinafter referred to as the "Lease Term" or "Term"), unless sooner terminated or extended as provided herein, and subject to adjustment as noted in
Section 8 herein.

         3. (A) RENTAL: LESSEE agrees to pay LESSOR a Base Annual Rental ("Rental") of Fifteen Thousand Four Hundred and 00/l00 Dollars ($15,400.00), payable in advance in twelve (12) equal monthly installments of One Thousand Two Hundred Eighty-Three and 33/100 Dollars ($1,283.33) due on the first day of each and every calendar month of the term of this Lease, without any demand, notice offset or deduction whatsoever, in lawful (legal tender for public or private debts) money of the United States of America, at the Management Office of LESSOR or elsewhere as designated from time to time by LESSOR'S written notice to LESSEE.

         In addition to the Base Annual Rental, LESSEE shall and hereby agrees to pay to LESSOR on the first day of each month a sum equal to any sales tax, tax on Rentals, and any other charges, taxes and/or impositions, now in existence or hereafter imposed based upon the privilege of renting the space leased hereunder or upon the amount of Rental collected therefor.

         Nothing herein shall, however, be taken to require LESSEE to pay any part of any Federal and/or State Taxes on income imposed upon LESSOR.

         The Rental is subject to a cost of living increase, as set forth in
Section 5 herein.

         3. (B) PRO RATA SHARE OF EXPENSES AS ADDITIONAL RENT: In addition to the rent and other sums to be paid hereunder by LESSEE, LESSEE shall pay a pro rata share of the following expenses of LESSOR related to Building II and/or the common areas of BRANDYWlNE CENTRE II. LESSEE'S pro rata share shall be the product obtained by multiplying the total of such expenses by a fraction, the numerator of which shall be the square feet of Net Rentable Area of the Leased Premises and the denominator of which shall be the total leased area of Building II, as hereinafter defined, subject to the provisions of Section 3(C). For purposes hereof, the leased area in Building II shall never be less than 46,425 square feet or more than 61,900 square feet.

         It is expressly understood that the expenses for which the LESSEE shall pay a pro rata share according to the aforesaid formula include but are not limited to the following:

         (1) Ad Valorem Real Property Taxes and Assessments. LESSEE shall pay its pro rata share of all real property taxes and any Tangible Personal Property Taxes which may be levied or assessed by any lawful authority against the land and improvements. A tax bill or photocopy thereof submitted by LESSOR to LESSEE shall be sufficient evidence of the amount of taxes assessed or levied against the parcel or real property to which the bill relates. It is understood that the taxes herein referred to shall be the taxes on the property known as BRANDYWINE CENTRE II (see Exhibit B-1 attached hereto and made a part hereof), however, this Section shall be subject to the provisions of Section 3(C).

         (2) Insurance. LESSEE shall pay its pro rata share of the cost of insurance against casualty, liability, loss or damage to the Building of which the leased premises are a part, to the extent of the full insurable value thereof, subject to the provisions of Section 3(C).

         (3) Utilities. LESSEE shall pay its pro rata share of the cost of all utilities including electricity, water, gas, fuel, trash and garbage collection fees, homeowners association fees, drainage district tax, and any sewer service charges for the Building as shown on Exhibit B-l (however, this clause is subject to the provisions of Section 3(C)).

         (4) General Services and Expenses. LESSEE shall pay its pro rata share of general services and expenses provided for the benefit of all lessees of the Building including, but not limited to, the following:

                  (a)      Janitorial services for the Building.

                  (b) Maintenance and repair of all the common areas and equipment.

                  (c)      Landscaping maintenance, supplies and refurbishing.

                  (d)      Cleaning of the parking area.

                  (e) Painting, window washing and other cleaning and refurbishing as frequently as necessary to maintain a neat appearance of the common areas.

                  (f)      Operatorless elevator service and maintenance.

                  (g) Standard supplies for restrooms and other public portions of the Building and the property.

                  (h) Maintenance of air conditioning, heating, sprinkler, security and other mechanical systems for all areas.

                  (I) Building management fees at a rate not to exceed five (5%) percent of the Annual Rental. In addition, included herein are releasing and renewal leasing fees at a rate not to exceed prevailing market.

                  (j)      Security expenses.

                  (k) Reserve for renewal, replacement and capital improvements of ten (10%) percent of annual expenses excluding the reserve for renewal and replacement.

         All of the above expenses stated in Section 3(B)(I) through (4), along with any other expenses, are subject to the provisions of Section 3(C) below.

         The costs to be shared on a pro rata basis by LESSEE shall not include payments of principal and interest on any mortgage or deed of trust upon the buildings, the cost of capital improvements in excess of reserves for such and the costs of improvements made for particular tenants.

         LESSOR does not warrant that any of the services above mentioned will be free from interruptions caused by repairs, renewal, improvement, alterations, strikes, lockouts, accidents, inability of LESSOR to obtain fuel or supplies or any other causes or causes beyond the reasonable control of LESSOR. Any such interruption of service shall never be deemed an eviction or disturbance of LESSEE'S use and possession of the premises or any part thereof or render the LESSOR liable to the LESSEE for damages or relieve the LESSEE from performance of the LESSEE'S obligations under this Lease, provided that LESSOR will make, at all times, reasonable efforts to promptly remedy any situation which might interrupt such services.

         3. (C) BRANDYWINE CENTRE I: The LESSEE hereunder hereby acknowledges that Brandywine Centre I, Ltd., developed and constructed an office building adjacent to BRANDYWINE CENTRE II called BRANDYWINE CENTRE I, the legal description of which is more particularly described on Exhibit B-2 attached hereto and made a part hereof.

         Notwithstanding anything herein to the contrary, LESSOR has the right, but not the obligation, to enter into an agreement with the Owner (as hereinafter defined) of BRANDYWINE CENTRE I, to combine and share all common area expenses and any other costs and expenses related to BRANDYWINE CENTRE I and BRANDYWINE CENTRE II (collectively referred to as "Centre"). In the event that an agreement to share expenses as contemplated above is entered into, such shared expenses shall include, but not be limited to, those items listed in
Section 3(B)(1) through (4) and LESSEE'S pro rata share of expenses shall be recalculated in accordance with the following formula:

                  (i) LESSEE'S pro rata share shall be the product obtained by multiplying the total of all expenses relating to the Centre, by a fraction, the numerator of which shall be the square feet of Net Rentable Area of the Leased Premises and the denominator of which shall be the total of the Total Leased Area in Building I and Building II;

                  (ii) For purposes hereof the Total Leased Area in the Centre shall never be less than 96,850 square feet nor more than 123,800 square feet.

         3. (D) OTHER PROVISIONS AFFECTING RENTAL PAYMENTS AND ADDITIONAL RENT:
Notwithstanding anything in the foregoing to the contrary, the LESSEE'S obligation under Section 3(B) and/or Section 3(C) shall, from the commencement date of this Lease to the end of the first calendar year, be estimated at $7.75 per square foot per year of Net Rentable Area as defined in Section 1. Thereafter, commencing on the first day of January after commencement of the Lease and throughout the term of this Lease, LESSOR shall estimate the pro rata share of all expenses due from LESSEE in advance for each year and will notify LESSEE of its pro rata share thereof for said year and each subsequent year. LESSEE shall pay said estimate, in advance, in monthly installments as hereinafter set forth. LESSOR may revise said estimate at any time during the year and LESSOR shall make any adjustments between the amount so paid and the actual expenses, adjusting LESSEE'S account for any credit or debit due LESSEE promptly after such adjustments are established. A statement of the estimated expenses, and a statement of the actual expenses, shall be rendered to LESSEE by LESSOR and all records shall be available to LESSEE for inspection at LESSOR'S office during normal business hours. The rent under this Section shall be paid by LESSEE to LESSOR without notice or demand and without abatement, deduction or set-off in monthly installments, in advance on the first day of each calendar month during the term of this Lease as provided for herein. It is clearly understood that, with regard to all sums due from LESSEE under the provisions of this Lease, in addition to the Rental, LESSOR shall have all the rights and remedies provided herein or by law for the purposes of collection hereof. The provisions for the payment of all sums due under this Section in monthly installments is a privilege for the benefit of LESSEE, and in the event of failure to make such timely payment,
Section 14 shall apply.

         It is the purpose and intent of LESSOR and LESSEE that the base annual rental payment shall be absolutely net to LESSOR so that this Lease shall yield net to LESSOR the minimum base annual rental specified in Section 3A (Rental), and each year during the term of this Lease as may be adjusted according to the terms herein and that all costs, fees, expenses, reimbursements, and obligations of every kind and nature whatsoever relating to the leased premises which may arise or become due during or out of the term of this Lease shall be paid or discharged by the LESSEE as additional rent. LESSEE hereby agrees to indemnify and to save LESSOR harmless from and against any such costs, fees, expenses, reimbursements and obligations and any interest that may accrue thereon.

         LESSORS services as stated herein shall be provided as long as the LESSEE is not in default under any of the terms, provisions, covenants and conditions of this Lease, subject to interruption caused by repairs, renewals, improvements, changes of services, alterations, strikes, lockouts, labor controversies, inability to obtain fuel or power, accidents, breakdowns, catastrophes, national or local emergencies, acts of God and conditions and causes beyond the control of LESSOR and, upon such happening, no claim for damages or abatement of rent for failure to furnish any such service shall be made by the LESSEE or allowed by the LESSOR.

         Any category or type of expense allowed under Section 3 of this Lease to be included in the calculation of LESSEE'S pro rata share of expenses, which, during period in which the Building is less than fully tenanted, accrues at a rate per square foot which either exceeds or is less than the rate per square foot at which such category or type of expense would accrue if the Building were fully tenanted, shall be adjusted upward or downward to the rate per square foot incurred with a fully tenanted Building. The purpose of this provision is to ensure that neither LESSOR or LESSEE is burdened with a disproportionate share of expenses for costs or expenses having rates of accrual, which may vary with changes in tenancy levels.

         The obligations of LESSOR and LESSEE under this Article shall survive the expiration or other termination of this Lease.

         LESSEE shall be required to pay LESSOR interest on any Rental and pro rata share of assessments due that remains unpaid five (5) days after due date. Said interest will be computed at the highest rate permitted by law.

         4. SECURITY DEPOSIT: None.

         5. RENT ADJUSTMENT AFTER OCCUPANCY: In the event this Lease is for a term which exceeds one (1) year in length, the Rental provided for in Section 3A shall be increased by the percentage of increase in the "Consumers Price Index" (1982-84: l00) published by the Bureau of Labor Statistics of the United States Department of Labor by comparing the index for the first month of the term of this Lease, with the index for the first month of the next succeeding one (1) year period or part thereof. The intent of this Provision is to provide for an increase in Rental payment by the LESSEE if the cost of living index has gone up on each succeeding anniversary of this Lease. Notwithstanding any possible provision to the contrary contained herein, the Rental payable hereunder during any year of this Lease shall not be reduced despite any decrease which may be shown by the Consumer Price Index.

         In the event that the Price Index ceases to use the 1982-84 average of one hundred (100) as the basis of calculation, or if a substantial change is made in the terms of particular items contained in the Price Index then the Price Index shall be adjusted to the figure that would have been arrived at had the change in the manner of computing the Price Index in effect at the commencement of the full term of this Lease, not been effected. In the event that such Price Index (or successor or substitute Price Index) is not available, a reliable governmental or other non-partisan publication evaluating the information theretofore used in determining the Price Index shall be used. Notwithstanding anything contained herein, there shall be a minimum annual increase in the Base Annual Rental of three (3%) percent in excess of the prior year's Base Annual Rental and a maximum annual increase in the Base Annual Rental of seven (7%) percent in excess of the prior year's Base Annual Rental.

         6. USE: The LESSEE will use and occupy the Leased Premises for the following use or purpose and for no other use or purpose: General Business Office.

         7. IMPROVEMENTS: LESSOR shall provide Premises to LESSEE in an "as is" condition. LESSEE shall maintain all improvements installed in accordance with said plans. The plans for LESSEE'S interior improvements shall be approved by LESSOR and the City of West Palm Beach prior to commencement of construction on LESSEE'S interior improvements.

         Should LESSEE desire water and sewer services within the leased premises, said installation and connection shall be at LESSEE'S sole expense. LESSEE shall be responsible for damages, if any, to the common areas of the Buildings or to the other leased premises, as a result of the original installation, leaks, water pipe breakage or other failure in the system which may occur after the original installation.

         All tenant improvements made to the Leased Premises shall be constructed by LESSOR'S General Contractor and shall be the property of the LESSOR during the Term of this Lease and shall remain the property of the LESSOR upon termination of this Lease.

         8. POSSESSION AND COMMENCEMENT OF RENT: Anything to the contrary in this Lease notwithstanding, it is understood and agreed between the LESSOR and the LESSEE that the two (2) year Lease Term herein granted in Section 2 shall commence October 1, 2000.

         9. LESSEE'S RIGHTS AND RESTRICTIONS AS TO BUSINESS SIGNS: LESSEE may, at its own expense, erect or place, of a quality and in a manner approved in writing by LESSOR, and based on LESSOR'S building standard, signs concerning its business on the entrance door of its office suite or as designated by LESSOR, it being understood between the parties hereto that the maintenance of such signs shall be kept in a good state of repair and LESSEE shall repair any damage that may have been done to the premises by the erection, existence or removal of such signs. At the end of the Lease Term, LESSEE shall remove the signs at its expense. It is the intent of LESSOR to have uniform tenant signs.

         Except as provided above, no sign, notice or other advertisement shall be inscribed, painted, affixed or displayed on any of the windows or on the exterior of any of the doors of the subject premises, nor anywhere outside the leased premises without prior written consent of LESSOR or its agents. LESSOR'S consent to grant is absolute and need not be given.

         LESSOR agrees that during the entire term of this Lease, LESSOR shall make space available on the Building directory board for the names of LESSEE'S firm, company, corporation or business entity.

         10. CONDITIONS OF PREMISES: Taking possession of the Leased Premises by LESSEE shall be conclusive evidence as against LESSEE that the Leased Premises were in good and satisfactory condition when possession was so taken.

         11. QUIET POSSESSION: Upon payment by LESSEE of the rental herein provided and the pro rata expenses, and upon the observance and performance of all terms, provisions, covenants and conditions on LESSEE'S part to be observed and performed, LESSEE shall, subject to all of the terms, provisions, covenants and conditions of this Lease Agreement, peaceably and quietly hold and enjoy the Leased Premises for the term hereby leased.

         12. TENANT ELECTRICAL: LESSEE shall use only office machines and equipment that operate on the Building's standard electric circuits, but which in no event shall overload the Building's standard electric circuits from which the LESSEE obtains electric current or which will, in the opinion of the LESSOR, interfere with the reasonable use of the Building by LESSOR or other tenants or which shall create a hazard within the Leased Premises. LESSEE shall comply with all Governmental mandates regarding temperature control.

         13. CHARGES FOR SERVICES: It is understood and agreed upon between the parties hereto that any charges against LESSEE by LESSOR for services or for work done on the Leased Premises by order of LESSEE, or otherwise accruing under this Lease, shall be considered as rent due and shall be included in any lien for rent.

         14. NON-PAYMENT: LESSEE agrees that LESSEE will promptly pay said rent and pro rata expenses at the times and place stated herein; that LESSEE will pay charges for work performed on order of LESSEE, and will pay any other charges that accrue under this Lease; that, if any part of the rent or above mentioned charges shall remain due and unpaid for five (5) days next after the same shall become due and payable, LESSOR shall have the option of declaring the balance of the entire rental and projected pro rata expenses for the entire term of this Lease to be immediately due and payable, and LESSOR may then proceed to collect all of the unpaid rent called for by this Lease by distress or otherwise.

         15. ALTERATIONS AND REPAIRS: LESSEE will, at LESSEE'S own expense, keep the Leased Premises in good repair and tenantable condition during the Lease Term and will replace at its own expense any and all broken glass caused by LESSEE in and about said Leased Premises.

         LESSEE will make no alteration, additions or improvements in or to the Leased Premises without the written consent to LESSOR, which shall not be unreasonably withheld, and all additions, fixtures, carpet or improvements, except office furniture and fixtures which shall be readily removable without injury to the Leased Premises, shall be and remain a part of the Leased Premises at the expiration of this Lease.

         It is further agreed that this Lease is made by the LESSOR and accepted by the LESSEE with the distinct understanding and agreement that the LESSOR shall have the right and privilege to make and build additions to the Building, of which the Leased Premises are a part, and make such alterations and repairs to said Building as it may deem wise and advisable without any liability to the LESSEE therefor.

         16. LIENS: LESSEE further agrees that LESSEE will pay all liens of contractors, subcontractors, mechanics, laborers, materialmen, and other items of like character, and will indemnify LESSOR against all expenses, costs and charges, including bond premiums for release of liens and attorney's fees reasonably incurred in and about the defense of any suit in discharging the said Premises or any part thereof from any liens, judgments or encumbrances caused or suffered by LESSEE. In the event any such lien shall be made or filed, LESSEE shall bond against or discharge the same within ten (10) days after the same has been made or filed. It is understood and agreed between the parties hereto that the expenses, costs and charges above referred to shall be considered as rent due and shall be included in any lien for rent.

         The LESSEE herein shall not have any authority to create any liens for labor or materials on the LESSOR'S interest in the Leased Premises and all persons contracting with the LESSEE for the destruction or removal of any facilities or other improvements or for the erection, installation, alteration or repair of any facilities or other improvements on or about the Leased Premises, and all materialmen, contractors, mechanics and laborers, are hereby charged with notice that they must look only to the LESSEE'S interest in the Leased Premises to secure the payment of any bill for work done or material furnished at the request or instruction of LESSEE.

         17. PARKING: LESSOR grants to LESSEE the right to use in common with other lessees entitled to similar use thereof the parking area for parking automobiles of LESSEE'S customers, patients, clients and invitees, except for that parking area Owner of Brandywine Centre I has granted to TGI Friday's, Inc. concerning the approximate 100 spaces immediately adjacent to said tenant.

         LESSOR may require LESSEE and its employees to use a parking area designated by LESSOR as an employee parking area and LESSEE shall guarantee to LESSOR that LESSEE'S employees shall use the designated employee parking area as designated by LESSOR.

         Any reserved parking spaces shall be in areas designated by LESSOR. LESSOR shall not be liable for any damage of any nature whatsoever to, or any theft of, automobiles or other vehicles or the contents thereof while in or about the Building or appurtenant parking areas.

         18. ESTOPPEL CERTIFICATE: LESSEE agrees that from time to time, upon not less than ten (10) days request by LESSOR, LESSEE will deliver to LESSOR a statement in writing certifying: (a) this Lease is unmodified and in full force and effect (or, if there have been modifications that the Lease, as modified, is in full force and effect and stating the modifications); (b) the dates to which the rent and other charges have been paid; and (c) that

LESSOR is not in default under any provisions of this Lease, or, if in default, the nature thereof in detail.

         19. LESSOR'S MORTGAGE: If the Building and/or Leased Premises are at any time subject to a mortgage and/or mortgage and deed of trust, and LESSEE has received written notice to LESSOR alleging default by LESSOR hereunder, LESSEE will also simultaneously give a copy of such notice to LESSOR'S Mortgagee and LESSOR'S mortgagee shall have the right (but not the obligation) to cure or remedy such default during the period that is permitted to LESSOR hereunder, plus an additional period of thirty (30) days, and LESSEE will accept such curative or remedial action (if any) taken by LESSOR'S Mortgagee with the same effect as if such action had been taken by LESSOR.

         This Lease shall, at LESSOR'S option, which option may be exercised at any time during the Lease Term, be subject and subordinate to any first mortgage or first priority deed or trust now or hereafter covering the Leased Premises. To this end, LESSEE hereby agrees to execute any instrument or instruments which LESSOR may deem necessary or desirable to effect the subordination of the Lease to any and all such mortgages and/or deeds of trust. LESSEE hereby appoints LESSOR and/or LESSOR'S successor(s) in interest as LESSEE'S attorney-in-fact to execute any and all documents necessary to effectuate all the provisions of this Section.

         20. ASSIGNMENT BY LESSEE: Without the written consent of LESSOR first obtained in each case, LESSEE shall not assign, transfer, mortgage, pledge or otherwise encumber or dispose of this Lease for the Term hereof; or underlet the Leased Premises or any part thereof or permit the Leased Premises to be occupied by other persons. If this Lease is assigned, or if the Leased Premises or any part thereof are underlet or occupied by anybody other than the LESSEE, the LESSOR may, after default by the LESSEE, collect or accept rent and pro rata expense payments from the assignee, undertenant, or occupant and apply the net amount collected or accepted to the rent herein reserved, but no such collection or acceptance shall be deemed a waiver of this covenant or the acceptance of the assignee, undertenant or occupant as LESSEE, nor shall it be construed as, or implied to be, a release of the LESSEE from the further observance and performance by the LESSEE of the terms, provisions, covenants and conditions herein contained.

         21. SUCCESSORS AND ASSIGNS: All terms, provisions, covenants and conditions to be observed and performed by LESSEE shall be applicable to and binding upon LESSEE'S respective heirs, administrators, executors, successors and assigns, subject however, to the restrictions as to assignment or subletting by LESSEE as provided herein. All expressed covenants of this Lease shall be deemed to be covenants running with the land.

         22. INSURANCE: LESSEE shall maintain current comprehensive general liability insurance with LESSOR and LESSOR'S managing agent as additional insureds, in amounts of not less than $1,000,000 single limit per occurrence and $500,000 property damage, with current Certificate of Insurance to be furnished to LESSOR.

         23. INDEMNIFY LESSOR: In consideration of said Premises being leased to LESSEE for the above rental, LESSEE agrees: that LESSEE will, at all times, indemnify and keep harmless LESSOR from all losses, damages, liabilities and expenses, which may arise or be claimed against LESSOR and be in favor of any persons, firms or corporations, for any injuries or damages to the person or property of any persons, firms or corporations, consequent upon or arising from the use or occupancy of said Premises by LESSEE, or consequent upon or arising from any acts, omissions, neglect or default of LESSEE, his agents, servants, employees, licensees, visitors, customers, patrons or invitees, or consequent upon or arising from LESSEE'S failure to comply with any laws, statutes, ordinances, codes or regulations as herein provided; that LESSOR shall not be liable to LESSEE for any damages, losses or injuries to the persons or property of LESSEE, which may be caused by the acts, neglect, omissions or faults of any persons, firms or corporations, except when such injury, loss or damage results from negligence of LESSOR, his agents or employees, and the LESSEE will indemnify and keep harmless LESSOR from all damages, liabilities, losses, injuries or expenses which may arise or be claimed against LESSOR and be in favor or any persons, firms or corporation, for any injuries or damages to the person or property of any persons, firms or corporations, where said injuries or damages arose about or upon said Premises, as a result of the negligence of LESSEE, his agents, employees, servants, licensees, visitors, customers, patrons and invitees. All personal property placed or moved into the Leased Premises or Building shall be at the risk of LESSEE or the owners thereof, and LESSOR shall not be liable to LESSEE for any damages to said personal property. LESSEE shall maintain at all times during the term of this Lease, an insurance policy or policies in an amount or amounts sufficient to indemnify LESSOR and to pay LESSOR'S damages, if any, resulting from any matter set forth hereinbefore in this Section 23.

         In case LESSOR shall be made a party to any litigation commenced by or against LESSEE, then LESSEE shall protect and hold LESSOR harmless and shall pay all costs, expenses and reasonable attorney's fees incurred or paid by LESSOR in connection with such litigation.

         24. ATTORNEYS FEES: If the LESSEE defaults in the performance of any of the terms, provisions, covenants and conditions of this Lease and by reason thereof the LESSOR employs the services of any attorney to enforce performance of same by the LESSEE or to perform any service based upon said default, the LESSEE does agree to pay reasonable attorney's fees and all expenses, costs and charges incurred by the LESSOR pertaining thereto and in enforcement of any remedy available to the LESSOR.

         In the event of the institution of litigation to enforce the provisions of this Lease to evict LESSEE, or to collect moneys due from the LESSEE, the prevailing party shall be entitled to costs, interest from the date of default in the event of a money judgment and reasonable attorney's fees.

         In the event LESSOR is the prevailing party, the awardable sums with all costs, interest and damages shall be deemed additional rent hereunder and shall be due from LESSEE to LESSOR on the first day of the month following the month in which the respective expenses, etc. were incurred.

         25. GOVERNMENTAL REGULATIONS: LESSEE shall faithfully observe in the use of the Leased Premises all municipal and county ordinances and codes and state, local and federal statutes or laws, rules, regulations or other governmental requirements now in force or which may hereafter be in force.

         26. FIRE OR CASUALTY: In the event the Building shall be destroyed, or so damaged, or injured by fire or other casualty during the term of this Lease whereby the same shall be rendered untenantable, the LESSOR shall have the right to render such Building tenantable by repairs within one hundred eighty (180) days therefrom. If said Premises are not rendered tenantable within said time, it shall be optional with either party hereto to cancel this Lease, and in the event of such cancellation, the rent and pro rata expenses shall be paid only to the date of such fire or casualty. The cancellation herein mentioned shall be evidenced in writing. During any time that the Leased Premises are untenantable due to causes set forth in this Section, the rent and pro rata expenses or a just and fair proportion thereof shall be abated.

         LESSOR shall not restore fixtures and improvements installed by LESSEE either at the commencement of the Lease or during the leasehold term.

         In the event LESSOR renders the Building tenantable as provided herein, LESSOR shall be required to restore the Leased Premises to tenantable condition per the original Lessor's Work Letter (Exhibit D) within ninety (90) days of settlement of Insurance company of Lessor on the Building.

          In the event of the abatement of rent and pro rata expenses as provided herein, said payment shall commence ninety (90) days following the date upon which a Certificate of Occupancy is issued by the City of West Palm Beach on the Building or the date of occupancy, whichever shall first occur.

          27. EMINENT DOMAIN: If there shall be taken during the term of this Lease any part of the Leased Premises, parking facilities (but only if more than 25% of the spaces assigned to LESSEE are taken) or Building, other than a part not interfering with maintenance, operation or use of the Leased Premises, LESSOR may elect to terminate this Lease or to continue same in effect. If LESSOR elects to continue the Lease, the rental and pro rata expenses shall be reduced in proportion to the area of the Leased Premises so taken and LESSOR shall repair any damage to the Leased Premises, parking facilities, or Building resulting from such taking. If any part of the Leased Premises is taken by condemnation or Eminent Domain, the LESSEE may elect to terminate this Lease or continue same in effect and if the LESSEE elects to continue this Lease, the rental and pro rata assessment shall be reduced in proportion to the area of the Leased Premises resulting from such taking. If all of the Leased Premises are taken by condemnation or Eminent Domain, this Lease shall terminate on the date of taking. All sums awarded or agreed upon between LESSOR and the condemning authority for the taking of the interest of LESSOR and/or LESSEE, whether as damages or as compensation, and whether for partial or total condemnation, will be the property of LESSOR. If this Lease should be terminated under any provisions of this Section, rental shall be payable up to the date that possession is taken by the taking authority, and LESSOR will refund to LESSEE any prepaid unaccrued rent and prepaid pro rata expenses less any sum or amount then owing by LESSEE to LESSOR.

         28. ABANDONMENT: If, during the term of this Lease, LESSEE shall abandon, vacate or remove from the Leased Premises the major portion of the goods, wares, equipment or furnishings usually kept on said Leased Premises, or shall cease doing business in said Leased Premises, or shall suffer the rent to be in arrears, LESSOR may, at its option, cancel this Lease by written notice to LESSEE at LESSEE'S address as provided in Section 33, or LESSOR may enter said Leased Premises as the agent of LESSEE by force or otherwise, without being liable in any way therefor, and relet the Leased Premises with or without any furniture that may be therein as the agent of LESSEE, at such price and upon such terms and for such duration of time as LESSOR may determine and receive the rent and pro rata expenses therefor, applying the same to the payment of the sums due by LESSEE, and if the full rental and pro rata expenses herein provided shall not be realized by LESSOR over and above the expense to LESSOR of such reletting, LESSEE shall pay any deficiency.

         29. BANKRUPTCY: It is agreed between the parties hereto that: if LESSEE shall be adjudicated bankrupt or insolvent or take the benefit of any federal reorganization or composition proceeding or make a general assignment or take the benefit of any insolvency law; or, if LESSEE'S leasehold interest under this Lease shall be sold under any execution or process of law; or if a trustee in bankruptcy or a receiver be appointed or elected or had for LESSEE (whether under Federal or State Laws); or if said Premises shall be abandoned or deserted; or if LESSEE shall fail to perform any of the terms, provisions, covenants or conditions of this Lease on LESSEE'S part to be performed; or if this Lease or the Term thereof be transferred or pass to or devolve upon any persons, firms, officers or corporations other than LESSEE by death of the LESSEE, operation of law or otherwise, then and in any such event this Lease and the Term of this Lease, at LESSOR'S option, shall expire and end five (5) days after LESSOR has given LESSEE written notice of such act, condition or default and LESSEE hereby agrees immediately then to quit and surrender said Leased Premises to LESSOR; but this shall not impair or affect LESSOR'S right to maintain summary proceeding for the recovery of the possession of the Leased Premises in all cases as provided for by law. If the Term of this Lease shall be so terminated, LESSOR may immediately, or at any time thereafter, reenter or repossess the Leased Premises and remove all persons and property therefrom without being liable for trespass or damages.

         30. ASSIGNMENT OF CHATTELS: LESSEE hereby pledges and assigns to LESSOR as security for the payment of any and all Rental or other sums or amounts provided for herein, all of the furniture, fixtures, goods and chattels of LESSEE which shall or may be brought or put on or into said Leased Premises, and LESSEE agrees that said lien may be enforced by distress, foreclosure or otherwise, at the election of the LESSOR.

         31. WAIVER: Failure of LESSOR to declare any default immediately upon occurrence thereof, or delay in taking any action in connection therewith, shall not waive such default, but LESSOR shall have the right to declare any such default at any time and take such action as might be lawful or authorized hereunder, in law and/or in equity. No waiver by LESSOR of a default by LESSEE shall be implied, and no express waiver by LESSOR shall affect any default other than the default specified in such waiver and that only for the time and extension therein stated.

         No waiver of any term, provision, condition or covenant of this Lease by LESSOR shall be deemed to imply or constitute a further waiver by LESSOR of any other term, provision, condition or covenant of this Lease. The rights and remedies created by this Lease are cumulative and the use of one remedy shall not be taken to exclude or waive the right to the use of another.

         32. RIGHT OF ENTRY: LESSOR, or any of its agents, shall have the right to enter the Leased Premises during all reasonable hours, to examine the same or to make such repairs, additions or alterations as may be deemed necessary for the safety, comfort or preservation thereof, or of said Building, or to exhibit said Leased Premises at any time within one hundred eighty (180) days before the expiration of this Lease. Said right of entry shall likewise exist for the purpose of removing placards, signs, fixtures, alterations or additions which do not conform to this Lease.

         33. NOTICES: Any notice given LESSOR as provided for in this Lease shall be sent to LESSOR by registered or certified mail, addressed to LESSOR at LESSOR'S Management Office. Any notice to be given LESSEE under the terms of this Lease shall be sent by registered or certified mail to the office of LESSEE in the Leased Premises. Either party, from time to time, by such notice, may specify another address to which subsequent notice shall be sent.

         34. RULES AND REGULATIONS: LESSEE agrees to comply with all reasonable rules and regulations LESSOR may adopt from time to time for operation of the Buildings and parking facilities and protection and welfare of Buildings and parking facilities, its tenants, visitors and occupants. The present rules and regulations, with which LESSEE hereby agrees to comply, entitled "Rules and Regulations" are attached hereto and are by this reference incorporated herein. Any future rules and regulations shall become a part of this Lease and LESSEE hereby agrees to comply with the same upon delivery of a copy thereof to LESSEE, providing the same are reasonable and do not deprive LESSEE of its right established under this Lease.

         35. CONTROL OF COMMON AREAS AND PARKING FACILITIES BY LESSOR: All automobile parking areas, driveways, entrances and exits thereto, Common Areas and other facilities furnished by LESSOR, including all parking areas, truck way or ways, loading areas, pedestrian walkways and ramps, landscaped areas, stairways, corridors, Common Areas and other areas and improvements provided by LESSOR for the general use, in common, of tenants, their officers, agents, employees, servants, invitees, licensees, visitors, patrons and customers, shall be at all times subject to the exclusive control and management of LESSOR and LESSOR shall have the right from time to time to change the area, level and location and arrangement of parking areas and other facilities hereinabove referred to; to restrict parking by and enforce parking charges (by operation of meters or otherwise) visitors, patrons and customers; to close all or any portion of said areas of facilities to such extent as may, in the opinion of LESSOR'S counsel, be legally sufficient to prevent a dedication thereof or the accrual of any rights to any person or the public therein; to close temporarily all or any portion of the public areas, Common Areas or facilities; to discourage non-LESSEE parking; and to do and perform such other acts in and to said areas and improvements, as, in the sole judgment of LESSOR, the LESSOR shall determine to be advisable with a view to the improvement of the convenience and use thereof by tenants, their officers, agents, employees, servants, invitees, visitors, patrons, licensees and customers. LESSOR will operate and maintain the Common Areas and other facilities referred to in such reasonable manner as LESSOR shall determine from time to time. Without limiting the scope of such discretion, LESSOR shall have the full right and authority to designate a manager of the parking facilities and/or Common Areas and other facilities who shall have full authority to make and enforce rules and regulations regarding the use of the same or to employ all personnel and to make and enforce all rules and regulations pertaining to and necessary for the property operation and maintenance of the parking areas and/or Common Areas and other facilities. Reference in this section to parking areas and/or facilities shall in no way be construed as giving LESSEE hereunder any rights and/or privileges in connection with such parking areas and/or facilities unless such rights and/or privileges are expressly set forth in Section 17 hereof.

         36. SURRENDER OF PREMISES: LESSEE agrees to surrender to LESSOR, at the end of the Term of this Lease and/or upon any cancellation of this Lease, said Leased Premises in as good condition as said Leased Premises were at the beginning of the Term of this Lease, ordinary wear and tear and damage by fire or other casualty not caused by LESSEE'S negligence, excepted. LESSEE agrees that if LESSEE does not surrender said Leased Premises to LESSOR at the end of the Term of this Lease, then LESSEE will pay to LESSOR two (2) times the monthly rent and two (2) times the monthly pro rata expense assessment paid in the final month of LESSEE'S term hereunder for each month that LESSEE holds over; in addition, LESSEE shall pay all damages that LESSOR may suffer on account of LESSEE'S failure to so surrender to LESSOR possession of said Leased Premises, and will indemnify and save LESSOR harmless from and against all claims made by any succeeding tenant of said Leased Premises against LESSOR on account of delay of LESSOR in delivery possession of said Leased Premises to said succeeding tenants so far as such delay is occasioned by failure of LESSEE to so surrender said Leased Premises in accordance herewith or otherwise.

         No receipt of money by LESSOR from LESSEE after termination of this Lease or the service of any notice of commencement of any suit or final judgment for possession shall reinstate, continue or extend the term of this Lease or affect any such notice, demand, suite or judgment.

         No act or thing done by LESSOR or its agents during the term hereby granted shall be deemed an acceptance of a surrender of the Leased Premises and no agreement to accept a surrender of the Leased Premises shall be valid unless it be made in writing and subscribed by a duly authorized officer or agent of LESSOR.

         37. TAXES ON LESSEE'S PERSONAL PROPERTY: LESSEE shall be responsible for and pay before delinquency all municipal, county or state taxes assessed during the term of this Lease against any occupancy interest or personal property of any kind, owned by or placed in, upon or about the Leased Premises by the LESSEE.

         38. PRIOR OCCUPANCY: If LESSEE, with LESSOR'S consent, shall occupy the Leased Premises prior to the beginning of the Lease Term specified in Section 2 hereof, all provisions of this Lease shall be in full force and effect commencing upon such occupancy, and rent and pro rata expenses for such period shall be paid by LESSEE at the same rate herein specified.

         39. SHORT FORM LEASE: LESSEE shall, if so required by LESSOR at any time, execute a short form Lease in recordable form setting forth the name of the parties, the Term of the Lease (stating declaration of commencement of Lease Term called for in Section 2) and the description of the Leased Premises, as shown Exhibit A and/or Exhibit B-l. In no event shall the LESSEE record this Lease, any memorandum thereof or reference thereto, amongst the Public

Records of any County of the State of Florida. Any violation of this provision by LESSEE shall be an immediate default hereunder.

         40. WAIVER OF TRIAL BY JURY: It is mutually agreed by and between LESSOR and LESSEE that the respective parties hereto shall and they hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matter arising out of or in any way connected with this Lease, the relationship of LESSOR and LESSEE and LESSEE'S use of or occupancy of the Premises. LESSEE further agrees that it shall not interpose any counterclaim or counterclaims in a summary proceeding or in any action based upon non-payment of rent or any other payment required of LESSEE hereunder.

         41. SUBSTITUTION OF SPACE: LESSOR expressly reserves the right at LESSOR'S sole cost and expense, to remove LESSEE from the Leased Premises and to relocate LESSEE in some other space of LESSOR'S choosing of approximately the same dimensions and size within the Buildings, which other space shall be decorated by LESSOR at LESSOR'S expense. LESSOR shall have the right, in LESSOR'S sole discretion, to use such decorations and materials from the existing Premises, or other materials, so that the space in which LESSEE is relocated shall be comparable to its interior design and decoration to the Premises from which LESSEE is removed; provided, however, that if LESSOR exercises its election to remove and relocate LESSEE in other space within said Building, which is at that time leasing for a higher rate of Base Rental, then LESSEE shall not be required to pay the difference between the Base Rental of the Premises and the higher Base Rental of the space in which LESSEE is relocated. Nothing herein contained shall be construed to relieve LESSEE, or imply that LESSEE is relieved, of the liability for or obligation to pay any additional rent due by reason of the provisions of Section 5 of this Lease, the provisions of which Section shall be applied to the space in which LESSEE is relocated on the same basis as said provisions were applied to the Premises from which LESSEE is removed. LESSEE agrees that LESSOR'S exercise of its election to remove and relocate LESSEE shall not terminate this Lease or release LESSEE, in whole or in part, from LESSEE'S obligation to pay the rents and perform the covenants and agreements hereunder for the full Term of this Lease.

         42. DEFAULT UNDER OTHER LEASE: If the terms of any lease, other than this Lease, made by LESSEE for any other space in Building II, shall be terminated or terminable after the making of this Lease because of any default by LESSEE under such other Lease, such default shall, ipso facto, constitute a default hereunder and empower LESSOR, at LESSOR'S sole option, to terminate this Lease as herein provided in the event of default.

         43. SEVERABILITY: If any term, provision, covenant or condition of this Lease or the application thereof to any person or circumstance shall, to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such terms, provisions, covenant or condition to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby and each term, provision, covenant or condition of this Lease shall be valid and be enforceable to the fullest extent permitted by law. This Lease shall be construed in accordance with the laws of the State of Florida.

         44. TIME: It is understood and agreed between the parties hereto that time is of the essence of all the terms, provisions, covenants and conditions of this Lease.

         45. DEFINITIONS AND PARAGRAPH HEADINGS:

         (A) The terms LESSOR and LESSEE, as herein contained shall include singular and/or plural, masculine, feminine, and/or neuter, heirs, successors, executors, administrators, personal representatives and/or assigns wherever the context so requires or admits. The terms, provisions, covenants and conditions of this Lease are expressed in the total language of this Lease Agreement and the Section headings are solely for the convenience of the reader and not intended to be all inclusive.

         (B) Calendar year shall be a twelve (12) month period ending on each December 31.

         (C) Base Year is the Calendar Year in which the Lease Commencement Date occurs.

         (D) Base Month is the month in which the lease commences.

         (E) The Consumer Price Index is the United States Bureau of Labor Statistics, "Revised Consumer Price Index, for Urban Wage Earners and Clerical Workers, All Items (1967=100)" or an successor thereto published by the United States Department of Labor, Bureau of Labor Statistics; provided, that should the said Consumer Price Index or the manner of computing or reporting same be discontinued or changed, the parties shall attempt to agree upon a substitute formula, and failing such agreement the matter shall be determined by arbitration in West Palm Beach, Florida under the Rules of the American Arbitration Association then prevailing.

         (F) Code shall mean the City of West Palm Beach Building, Electrical, Air Conditioning, Plumbing or other, as the same may be applicable.

         (G) Building-The actual structure wherein the Leased Premises are located. "Building" is also referred to as Building I in said Lease.

         (H) Pro ration of rent shall be over a thirty (30) day month.

         (I) Building I -That certain other existing building constructed adjacent to Building II, the Lessees of which may share expenses with the Lessees of Building II.

         (J) Brandywine Centre II-The total premises owned by LESSOR of which Building II is a part hereof, and which is legally described on Exhibit B-l.

         (K) Brandywine Centre I-That parcel of improved land directly adjacent to Brandywine Centre II of which Building I is a part thereof, and which is legally described on Exhibit B-2.

         (L) Owner-That certain Owner and Lessor of Brandywine Centre I.

         (M) Total Leased Area-All premises in Building II (and/or Building I if an agreement to share expenses, as defined in Section 3(C) has been entered into) which are under lease and in possession of Lessees at the time a cost or expense is incurred.

         46. TENDER AND DELIVERY OF LEASE INSTRUMENT: Submission of this instrument for examination does not constitute an offer, right of first refusal, reservation of or option for the Leased Premises or any other space or premises in, on or about the Building. This instrument becomes effective as a Lease upon execution and delivery by both LESSOR and LESSEE.

         47. SERVICES: Services to be provided to LESSEE with costs to LESSEE therefor payable pursuant to Section 3(B)(4) hereof, shall be janitorial service (weekday nights), automatic elevator service, public stairs, water at points of supply for general use by LESSEE throughout the year, electricity, heat and air conditioning as noted herein to be operated Monday through Friday 8:00 AM to 6:00 PM excluding Saturdays, Sundays and legal holidays. LESSOR will provide LESSEE with fifteen (15) hours per week (non-cumulative) of after-hours air conditioning at no charge. Costs for usage over 15 hours will be passed on to LESSEE at LESSOR'S cost.

         Such services shall be provided as long as LESSEE is not in default under any terms, provisions, covenants and conditions of this Lease, subject to interruption caused by repairs, renewals, improvements, changes of services, alterations, strikes, lockouts, labor controversies, inability to obtain fuel or power, accidents, breakdowns, catastrophes, national or local emergencies, acts of God and conditions and causes beyond the control of LESSOR and upon such happening, no claim for damages or abatement or rent for failure to furnish any such service shall be made by the LESSEE or allowed by the LESSOR, except as otherwise provided herein. In the event of a dispute resulting in litigation, LESSOR shall not withhold services so long as LESSEE continues rent payment. The cost for provided services shall be prorated to LESSEE as noted in Section 3(B) herein.

         48. WRITTEN AGREEMENT: This Lease contains the entire agreement between the parties hereto and all previous negotiations leading thereto, and it may be modified only by an agreement in writing signed by LESSOR and LESSEE. No surrender of the Leased Premises or of the remainder of the terms of this Lease shall be valid unless accepted by LESSOR in writing. LESSEE acknowledges and agrees that LESSEE has not relied upon any statement, representation, prior written notice or prior or contemporaneous oral promises, agreements or warranties except such as are expressed herein.

         49. EXCULPATION: LESSEE agrees that it shall look solely to LESSOR'S interest in the Land and Building for recovery in the event of any default in the performance or observance of any of the terms or conditions of this Lease and nothing in the Lease shall impose any personal liability upon LESSOR, or any entity or person who at any time may in whole or in part, comprise LESSOR or any successor thereto, or any other person having or acquiring any right, title or interest in the land and/or Building, and, in the event of default under this Lease, no deficiency or any other money judgment shall be rendered or entered against LESSOR personally or any such other entity or person.

         50. CORPORATE LESSEE. In the event the LESSEE hereunder is a corporation, the individual executing this Lease hereby covenants and warrants that the LESSEE is a duly constituted corporation qualified to do business in Florida; that all of the LESSEE'S franchise and corporate taxes have been paid to-date; that all future forms, reports, fees and other documents necessary for the LESSEE to comply with applicable laws will be filed by the LESSEE when due; that all necessary corporate action has been taken on behalf of the LESSEE in order to authorize the LESSEE to enter into this Lease; and that such persons are duly authorized by the governing body of the LESSEE to execute and deliver this Lease on behalf of the LESSEE.

         51. AGENCY DISCLOSURE/COMPENSATION: Paul Hanna Management, Inc. is, by this Article, giving notice to LESSEE that Paul Hanna Management, Inc. is the agent and representative of the LESSOR and is being compensated by the LESSOR. The undersigned acknowledges that this notice was read and understood before signature of this Lease in compliance with 475.25 (I)(q) Florida Statutes, and Rules 21V-10.033(2), Florida Administrative Code.

          LESSOR and LESSEE represent and warrant to each other that they have had no dealing with respect to this transaction with any broker, firm or sales, or any other person or corporation other than Paul Hanna Management, Inc. ("Broker"). LESSOR agrees to pay the Broker a commission in connection with this transaction pursuant to separate agreement which commission shall relate to the Lease hereunder. LESSEE agrees to defend, indemnify and hold LESSOR harmless from and against any loss, cost, damage, liability and expense, including, without limitation, attorney's fees and disbursements, arising out of any and all claims by any person, firm or corporation with whom LESSEE has dealt and who shall claim to have acted in this transaction on behalf of LESSEE (other than Broker). LESSOR agrees to defend, indemnify and hold LESSEE harmless from any loss, cost, damage, liability and expense, including, without limitation, attorney's fees and disbursements, arising out of any and all claims by any person, firm or corporation (including the Broker) with whom LESSEE has dealt and who shall claim to have acted in this transaction on behalf of LESSOR. The provisions of this Paragraph shall survive the closing.





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
         IN WITNESS WHEREOF, the parties hereto have signed and delivered this Lease in triplicate at Palm Beach County, Florida on the day and year first above written.

WITNESSES:                             LESSOR:

                                       BRANDYWINE CENTRE II, LTD.
                                       By:  Brandywine Trust, General Partner


/s/                                    /s/ Paul B. Hanna
---------------------------------      -----------------------------------------
                                       Paul B. Hanna, Trustee

/s/
---------------------------------


                                       LESSEE:



                                       NEWSMAX.COM, INC., a Nevada corp.




/s/ Alvin A. Hirsch                    /s/ Christopher Ruddy
--------------------------------       -----------------------------------------
                                       Christopher Ruddy, President






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